Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-284387) of our report dated April 29, 2026, relating to the consolidated financial statements of ABITS Group Inc and subsidiaries, which appears in this Annual Report on Form 20-F.

Very truly yours,

/s/ AUDIT ALLIANCE LLP

Singapore

April 29, 2026